UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2022

INOTIV, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, indiana	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	NOTV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 13, 2022, Inotiv, Inc. (the “Company”) announced that it has decided to close two of its facilities, a purpose-bred canine facility in Cumberland, Virginia and a rodent breeding facility in Dublin, Virginia, both of which were acquired by the Company in connection with its acquisition of Envigo RMS Holding Corp. in November 2021. The decision to close the Cumberland facility was due to the fact that the required investments and lead time to improve the facility have recently increased. The Company intends to implement an orderly closure plan for the Cumberland facility.

The closure of the Dublin facility is part of the Company’s ongoing restructuring and site optimization plan which includes the previously-announced closure of facilities in Haslett, Michigan and Boyertown, Pennsylvania. The Company intends to relocate the current production at the Dublin facility to other facilities that have recently been expanded or refurbished. The Company expects these three facilities’ transitions to be complete by December 2022.

The Company expects to incur charges related to these closures and restructuring initiatives, including costs of employee severance and other costs related to workforce reductions and costs to dispose of facilities. The Company has not yet completed its analysis of the costs associated with implementation of these closures and restructuring initiatives, and therefore is not yet able to estimate the amount, or range of amounts, of these costs. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates.

Item 2.06.	Material Impairments.

In connection with the closures and restructuring initiatives discussed in Item 2.05 above, the Company expects to incur charges for impairment of certain assets. The Company has not yet completed its analysis of all of the factors associated with the impairments, and therefore is not yet able to estimate the amount, or range of amounts, of the impairment charges. The Company will provide additional disclosure through an amendment to this Current Report on Form 8-K once it makes a determination of an estimate or range of estimates.

Item 7.01.	Regulation FD Disclosure.

On June 13, 2022, the Company issued a press release relating to the matters discussed above, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

As noted in the press release, the Cumberland facility has comprised less than 1% of the Company’s total revenue and has not contributed to profits in the Company’s Research Models and Services segment since its acquisition. Further, the Company does not expect the closures of the Cumberland and Dublin facilities to impact the Company’s previously-issued financial guidance for fiscal year 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, date June 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

This document may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof, governmental regulations, inspections and investigations, the impact of site closures and consolidations, expansion and related efforts, and various other market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOTIV, INC.

Date: June 17, 2022	By:	/s/ Beth A. Taylor
Chief Financial Officer,
Vice President—Finance